UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

Haymaker Acquisition Corp. III

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Biote Reports First Quarter 2022 Financial Results and Provides Corporate Update

Company accelerates expansion and reiterates 2022 guidance

•	Net sales of $37 million in the quarter, an 18% increase year-over-year from the first quarter of 2021.

•	First quarter procedural revenue grew at 21.2% year-over-year.

•	Adjusted EBITDA of $12 million, a 20% increase year-over-year.1

•	The Company expects the transactions contemplated by the business combination agreement with Haymaker Acquisition Corp. III (Nasdaq: HYAC) to close in the second quarter of 2022.

•	Management reiterates its 2022 guidance of $160-166 million in revenue and $46-50 million in adjusted EBITDA.[1]

IRVING, TX, May 11, 2022 — Biote, a high growth, differentiated medical practice-building business within the hormone optimization space, today announced financial results for the first quarter of 2022. Similar to a franchise model, Biote provides the necessary components to enable practitioners to establish, build, and successfully operate a hormone optimization practice.

Biote sits at the intersection of healthcare and consumer, with demonstrated brand loyalty and a sales trajectory poised to disrupt the multi-billion-dollar hormone optimization space. Biote’s mission is to help practitioners’ patients feel like their best selves through all phases of aging.

“In the first quarter, the Biote team delivered another strong growth performance. We advanced our strategic expansion plans and accelerated growth in core markets and new geographies,” said Terry Weber, Biote’s Chief Executive Officer. “We continue to be a leader in the hormone optimization space, enabling the healthcare practitioners we partner with to seamlessly integrate the Biote Method into their practices, benefitting both providers and their patients. Biote’s net revenue of $37 million was driven by 21.2% growth in Biote-partnered practitioner procedures, which is the core of our business. In our dietary supplement product line, our 2021 Black Friday promotion was more successful than we predicted, resulting in our Q1 2022 sales being pulled into the fourth quarter of 2021. Without this effect, we believe our dietary supplement growth would have maintained its historical pattern of approximately 20% year-over-year growth.”

After excluding certain non-recurring expenses and one-time costs associated with our pending business combination, adjusted EBITDA was $12 million, or 20% year-over-year growth. This was driven by the strong demand for our key services and product offerings and continued improvements in gross margin.

“We are excited about the business combination with Biote, a company we believe to be a clear leader in the expanding hormone optimization space. For far too long, patients have been treated for the symptoms of hormone imbalance instead of addressing the root cause. A growing number of healthcare providers are turning to the Biote Method to help people feel their best,” said Andrew Heyer, President and Director of Haymaker Acquisition Corp. III. “We believe that the company is only beginning to realize its potential, and are confident that Terry and her team are perfectly positioned to capitalize on Biote’s enormous growth opportunity.”

[1]	Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures

2022 Outlook

Biote is well-positioned in 2022 to execute on its strategic growth plans. The planned business combination with Haymaker is expected to close in the second quarter of 2022. Completion of the business combination with Haymaker will provide a strong financial footing and serve as a springboard as the company intends to enter a phase of accelerated growth. The company intends to expand outside of its current 10-state core geography, with particular emphasis on the West Coast, Northeast and mid-Atlantic regions. To support this effort, Biote plans to substantially expand its sales force over the course of the year. Additionally, Biote will continue to conduct clinical research to generate evidence supporting the benefits of the Biote Method, and review data from millions of patient procedures performed by Biote-certified practitioners to help identify potential additional product offerings. Looking ahead, Biote is projecting $160-166 million in revenue and $46-50 million in adjusted EBITDA in 2022.

About Biote

Biote is a woman-led company operating a high growth, differentiated medical practice-building business within the hormone optimization space. Biote trains practitioners how to identify and treat early indicators of hormone-related aging conditions.

About Haymaker Acquisition Corp. III Haymaker Acquisition Corp. III is a blank check company formed for the purpose of effecting a business combination, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Haymaker is led by Chief Executive Officer and Executive Chairman, Steven J. Heyer; President, Andrew R. Heyer; and Chief Financial Officer, Christopher Bradley.

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, Haymaker has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). Haymaker’s stockholders and other interested persons are advised to read the definitive proxy statement and other documents filed in connection with the proposed business combination, as these materials will contain important information about Biote, Haymaker and the proposed business combination. The definitive proxy statement and other relevant materials for the proposed business combination were mailed to stockholders of Haymaker as of the record date for stockholders to vote at a special meeting in lieu of the 2022 annual meeting of stockholders. Stockholders of the Company may obtain copies of the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a written request to: Haymaker Acquisition Corp. III, 501 Madison Avenue, 12th Floor, New York, NY 10022.

Participants in the Solicitation

Haymaker and its directors and executive officers may be deemed participants in the solicitation of proxies from Haymaker’s stockholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in Haymaker are contained in the Haymaker’s definitive proxy statement for the proposed business combination, which has been filed with the SEC and is available at www.sec.gov.

Biote and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination are included in definitive proxy statement for the proposed business combination.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the federal U.S. securities laws with respect to the proposed business combination between Haymaker and Biote, the benefits of the transaction, the anticipated timing of the transaction, the services and markets of Biote, our expectations regarding future growth, results of operations, performance, future capital and other expenditures, competitive advantages, business prospects and opportunities, future plans and intentions, results, level of activities, performance, goals or achievements or other future events. These forward-looking statements generally are identified by words such as “anticipate”, “believe”, “expect”, “may”, “could”, “will”, “potential”, “intend”, “estimate”, “should”, “plan”, “predict”, or the negative or other variations of such statements, reflect our management’s current beliefs and assumptions and are based on the information currently available to our management. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Haymaker’s securities; (ii) the risk that the transaction may not be completed by Haymaker’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Haymaker; (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval of the business combination agreement by the stockholders of Haymaker, the satisfaction of the minimum cash amount following any redemptions by Haymaker’s public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the lack of a third-party valuation in determining whether or not to pursue the proposed transaction; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (vi) the effect of the announcement or pendency of the transaction on Biote’s business relationships, operating results and business generally; (vii) risks that the proposed transaction disrupts current plans and operations of Biote; (viii) the outcome of any legal proceedings that may be instituted against Biote or Haymaker related to the business combination agreement or the proposed transaction; (ix) the ability to maintain the listing of Haymaker’s securities on a national securities exchange; (x) changes in the competitive industries in which Biote operates, variations in operating performance across competitors, changes in laws and regulations affecting Biote’s business and changes in the combined capital structure; (xi) the ability to implement business plans, forecasts and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; (xii) the risk of downturns in the market and Biote’s industry including, but not limited to, as a result of the COVID-19 pandemic; (xiii) costs related to the transaction and the failure to realize anticipated benefits of the transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; (xiv) the inability to complete the Truist debt financing; and (xv) risks and uncertainties related to Biote’s business, including, but not limited to, those related to regulation, its supply chain, its executive influence, its limited operating history, highly competitive markets and competition, data privacy and cybersecurity, its ability to grow, its financial condition and potential dilution, its forecasts, expansion, intellectual property, current or future litigation, capital requirements and the need for additional capital, physician training, relationships with physicians, its key employees and qualified personnel, third-party manufacturers, regulatory scrutiny of the pharmacy compounding industry, health care fraud and abuse, HIPAA, and its nutraceutical business. The foregoing list of factors is not exclusive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the proxy statement and other documents filed by Haymaker from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and neither Biote nor Haymaker assume any obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements. Neither Haymaker nor Biote gives any assurance that either Haymaker or Biote, or the combined company, will achieve its expectations.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential business combination or any other matter and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Haymaker, Biote or the combined company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Discussion of Non-GAAP Financial Measures

Our management uses different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. We consider the use of non-GAAP financial measures helpful in assessing the core performance of our operations and when planning and forecasting future periods. Our annual financial plan is approved by our board of directors. We believe that providing non-GAAP information to investors will allow investors to view the financial results in the way our management views them and helps investors to better understand our financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

We use adjusted EBITDA as an alternative measure to evaluate our operational performance. We calculate adjusted EBITDA by excluding from Net Income: interest, expenses, depreciation, and amortization expenses; and income taxes. Additionally, we exclude certain expenses that we believe to be non-recurring in nature and not indicative of our ongoing operations. Adjusted EBITDA is a non-GAAP financial measure, may have limited value in comparability with other companies, and is not a substitute to measures of financial performance prepared in accordance with GAAP.

Media Contact

Chelsea-Lyn Rudder

ChelseaLyn.Rudder@westwicke.com

Investor Contact

Mike Cavanaugh

Mike.Cavanaugh@westwicke.com

First Quarter 2022 Financial Results

BIOTE HOLDINGS, LLC

Condensed Statements of Operations

(in thousands)

(unaudited)

	Three Months Ended,
	March 31,
	2022	2021
Total revenue	$37,143	$31,543
Income from operations	$9,763	$9,393
Net income	$9,350	$8,841

BIOTE HOLDINGS, LLC

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands)

(unaudited)

	Three Months Ended,
	March 31,
	2022	2021
Net income (GAAP)	9,350	8,841
Interest	359	492
Taxes	64	64
Depreciation & Amortization	501	322
Transaction expenses	707	—
Legal fees	483	—
Founder related expenses	136	—
Severance costs	72	—

Adjusted EBITDA (Non-GAAP)	$11,672	$9,719

2022 Financial Guidance

BIOTE HOLDINGS, LLC

Reconciliation of Non-GAAP and GAAP Financial Measures-Outlook

(in thousands)

(unaudited)

	Year Ending
	December 31, 2022
	Range
Total revenue	$160,000	$166,000
Income from operations	$41,812	$45,926
Net income	$29,203	$33,027
Net income (GAAP)	29,203	33,027
Interest expense	5,372	5,372
Depreciation and amortization	2,599	2,719
Income taxes	7,236	7,527
Transaction and non-recurring expenses	1,648	1,298

Adjusted EBITDA (Non-GAAP)	$46,058	$49,943